Exhibit 99.1

CONTACT:	RYAN BLAKE,
EVP, COO JAWAD CHAUDHRY, EVP, CFO
(800) 680-6872

BCB Announces Second Quarter 2026 Conference Call

BAYONNE, N.J., July 22, 2026 — BCB Bancorp, Inc. (the “Company”), (NASDAQ: BCBP), the holding company for BCB Community Bank (the “Bank”), announced today that it will report its second quarter results before the market opens on Monday, August 3, 2026. Management will host a conference call on Monday, August 3, 2026 at 8:45 a.m. Eastern Time to discuss the results.

Interested investors are invited to dial 1-800-715-9871 using conference ID 3209751 to participate in the call. A replay of the call will be available at https://investorrelations.bcbcommunitybank.com/corporate-information/corporate-profile/default.aspx.

About BCB Bancorp, Inc.

Established in 2000 and headquartered in Bayonne, N.J., BCB Community Bank is the wholly-owned subsidiary of BCB Bancorp, Inc. (NASDAQ: BCBP). The Bank has twenty-two branch offices in Bayonne, Edison, Hoboken, Fairfield, Holmdel, Jersey City, Lyndhurst, Maplewood, Monroe Township, Newark, Plainsboro, River Edge, Rutherford, South Orange, Union, and Woodbridge, New Jersey, and four branches in Hicksville and Staten Island, New York. The Bank provides businesses and individuals a wide range of loans, deposit products, and retail and commercial banking services. For more information, please go to www.bcb.bank.